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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-20275, 33-48178, 33-57327, 33-40652, 33-40653,
333-64431, 333-67627, 333-67631, 333-82735, 333-89303, 333-46560, 333-52388,
333-52390, 333-53610, and 333-53616, and Forms S-3 Nos. 333-38257 and 33-59113)
of Southwest Airlines Co. and in the related Prospectuses of our report dated January 18, 2001, with respect to the consolidated financial statements of Southwest Airlines Co. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   ERNST & YOUNG LLP

                                                   /s/ Ernst & Young LLP

Dallas, Texas
January 24, 2001